UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 31, 2021
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Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
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Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which reported
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01    Regulation FD
In connection with the acquisition described below, Schneider National, Inc. (“Schneider”) hereby furnishes the press release announcing the transaction attached as Exhibit 99.1 and a copy of an acquisition overview that Schneider intends to make available on its investor relations website attached as Exhibit 99.2. The information in this Item 7.01 and in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01    Other Events
On January 4, 2022, Schneider announced that it had acquired all of the outstanding equity of Midwest Logistics Systems, Ltd. (“MLS”), a dedicated trucking company based in Celina, OH, and certain affiliated entities holding assets comprising substantially all of MLS’s business for $262.6 million in cash, subject to certain customary purchase price adjustments.
ITEM 9.01    Financial Statements and Exhibits

(d)    Exhibits.
Exhibit No.    Description of Exhibit
99.1        Press Release dated January 4, 2022
99.2        Acquisition Overview dated January 4, 2022
104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary